SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 15, 2010

Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2010, the Board of Directors (“Board”) of Discovery Laboratories, Inc. (the “Company”) appointed  W. Thomas Amick, 67, as its full-time Chief Executive Officer effective October 18, 2010.

The Company and Mr. Amick were previously party to a non-employee consulting agreement dated as of August 13, 2009 with respect to Mr. Amick's previous role as Interim Chief Executive Officer of the Company.  As of October 18, 2010, the Company and Mr. Amick entered into an employment agreement to reflect Mr. Amick's  role with the Company.  Under the terms of his agreement, Mr. Amick will receive: (i) a salary of at least $400,000 per year, subject to a potential annual increase by the compensation committee of the Board and (ii) a discretionary bonus opportunity in the form of either cash or equity, or both, subject to the discretion of the compensation committee of the Board. In connection with his appointment, Mr. Amick was granted 400,000 shares of restricted Common Stock, par value $.001 per share, of the Company (the “RSAs”) on October 18, 2010.  The RSAs vest on the earliest to occur of the following events: (i) the second anniversary of the date of grant; (ii) the date of issuance by the U. S. Food and Drug Administration of a marketing approval with respect to the Company’s New Drug Application (NDA) for Surfaxin® for the prevention of respiratory distress syndrome (RDS) in premature infants; or (iii) the effective date of a strategic alliance, collaboration agreement or other similar arrangement between the Company and one or more third parties providing for the support for the development and/or commercialization of one or more of the Company’s lead research and development programs – Surfaxin, Surfaxin LS™ or Aerosurf® (whether a transaction meets this requirement shall be determined by the Board in its sole discretion).  The RSAs will vest only if Mr. Amick is actively providing services to the Company on the day of vesting.

Under the the terms of the agreement, if Mr. Amick’s employment is terminated by the Company without “cause” or by Mr. Amick for “good reason” (both as defined in the employment agreement), he will be entitled to (a) the acceleration and vesting of all stock and options then held by Mr. Amick, (b) a lump-sum payment equal to the product of (i) 1.5 and (ii) the sum of (x) Mr. Amick’s then-current base salary and (y) the largest annual cash bonus received by Mr. Amick in the three fiscal years immediately preceding the date of termination (the “Highest Annual Bonus”), (c) a pro-rata bonus payable in a lump sum equal to the Highest Annual Bonus multiplied by a fraction the numerator of which is the number of days the executive was employed with the Company in the current fiscal year and the denominator of which is 365, (d) continuation of health benefits (or their equivalent) for Mr. Amick and the members of his family who were participating in the Company’s health and welfare plans at the time of termination for 18 months after the date of termination, reduced to the extent that a subsequent employer provides the executive with substantially similar coverage (on a benefit-by-benefit basis). and (e) outplacement counseling assistance in the form of reimbursement for reasonable expenses incurred by the executive within 12 months following the date of termination, up to a maximum amount of $40,000.

In addition, following a change in control of the Company, if his employment is terminated by the Company without “cause” or by Mr. Amick for “good reason” (both as defined in the employment agreement), he will be entitled to (a) the acceleration and vesting of all stock and options  then held by Mr. Amick, (b) a lump sum payment equal to the product of (i) 2.5 and (ii) the sum of (x) Mr. Amick’s then current base salary and (y) the Highest Annual Bonus, (c) a pro-rata bonus payable in a lump sum equal to the Highest Annual Bonus multiplied by a fraction the numerator of which is the number of days the executive was employed with the Company in the current fiscal year and the denominator of which is 365, (d) continuation of health benefits (or their equivalent) for Mr. Amick and the members of his family who were participating in the Company’s health and welfare plans at the time of termination for 18 months after the date of termination, reduced to the extent that a subsequent employer provides the executive with substantially similar coverage (on a benefit-by-benefit basis), and (e) outplacement counseling assistance in the form of reimbursement for reasonable expenses incurred by the executive within 12 months following the date of termination, up to a maximum amount of $40,000.

The agreement also includes a 12-month post-employment noncompetition agreement, confidentiality and assignment of intellectual property provisions and an excise tax gross-up feature.

Mr. Amick most recently served as Interim Chief Executive Officer of the Company since August of 2009 and as Chairman of the Board of the Company since March 2007.  Mr. Amick will continue to serve as Chairman of the Board.  Prior to his affiliation with the Company, Mr. Amick served as  a senior executive with Johnson & Johnson (J&J). As Vice President of the Ortho Biotech Oncology Franchise, he was instrumental in the launch of Procrit® (epoetin alfa) and building the oncology franchise into a multi-billion dollar operation.  He then held the positions of President of Janssen-Ortho, Inc., managing the entire J&J pharmaceutical and biotechnology portfolio for Canada, and President of Ortho Biotech Europe.  Mr. Amick also served as an executive with J&J Development Corporation, the venture capital division of J&J comprised of experts and leaders in health care responsible for strategic investments in life science companies.   Prior to becoming Discovery Labs’ Chief Executive Officer, Mr. Amick was Chief Executive Officer of Aldagen Inc., a biotechnology company developing regenerative cell therapies.  Mr. Amick has served on Discovery Labs’ Board since 2004, is a member of the Board of a private biotechnology company and also serves as an advisor to two well-regarded private equity firms focused on the biopharmaceutical industry.

The description of Mr. Amick’s  RSA grant is qualified in its entirety by reference to the text of the Form of Restricted Stock Award Agreement, attached as Exhibit 10.1 to the Company’s current report on Form 8-K filed on October 1, 2010, respectively.

On October 15, 2010, the Company issued a press release regarding the appointment of Mr. Amick as its Chief Executive Officer, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Restricted Stock Award Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed on October 1, 2010; File No. 000-26422).

99.1	Press Release dated October 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ John G. Cooper
Name:	John G. Cooper
Title:	President, Chief Financial Officer and Treasures

Date:  October 21, 2010